           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 15, 2006, relating to the financial statements and financial highlights of Oppenheimer Strategic Income Fund appearing in the Annual Report on Form N-CSR of Oppenheimer Strategic Income
Fund for the year ended September 30, 2006, and to the references to us under the heading "Financial Statements and Experts" in the Prospectus and Proxy
Statement, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
December 26, 2006